SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 16, 2011

Alternafuels, Inc.

(formerly known as
Growth Technologies International, Inc.)
(Exact name of registrant as specified in its charter)

Florida	1-12992	26-1422642
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2409 N. Falkenburg Road
Tampa, Florida 33619

(Address of principal executive office)

Issuer's telephone number:  813-377-4439

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On May 17, 2011, Alternafuels, Inc., entered into an Asset Contribution Agreement to acquire the right to develop a series of business concepts and opportunities in exchange for 120,310,000 shares of our common stock.  The assets include the assignment of notes receivable, real property, and various technology patents, licenses and inventions.

We acquired the assets from two members of our board of directors, John Stanton and newly appointed Mat Zuckerman.  In addition, Mr. Stanton is our Chief Executive Officer and Mr. Zuckerman is now our Chief Technology Officer.  We did not obtain a professional valuation of the contributed assets, and instead we based the consideration paid on our estimate of the properties’ value.  Because of the intangible nature of the assets and that fact that our directors are also the sellers, we cannot be sure that the estimated value is accurate.  The shares of stock exchanged in the acquisition were issued pursuant to the registration exemption contained in Section 4(2) of the Securities Act of 1933 and constitute restricted securities under Rule 144 of the Securities and Exchange Commission.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers;

On May 16, 2011 the Board of Directors appointed Mat Zuckerman as a Director, President and Chief Technology Officer of the Company.

Section 9 – Exhibits

Item 9.01                      Exhibits

Exhibit 10.1                  Asset Contribution Agreement

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 20, 2011	Alternafuels, Inc. /s/ John Stanton
John Stanton, Chief Executive Officer